Exhibit 99.1

NEWS RELEASE
LOEWS CORPORATION REPORTS NET INCOME OF $391 MILLION
FOR THE SECOND QUARTER OF 2025

New York, NY, August 4, 2025: Loews Corporation (NYSE: L) today released its second quarter 2025 financial results.

Second Quarter 2025 highlights:
Loews Corporation reported net income of $391 million, or $1.87 per share, in the second quarter of 2025, compared to $369 million, or $1.67 per share, in the second quarter of 2024. The following are key highlights of our second quarter results:

•CNA Financial Corporation’s (NYSE: CNA) net income attributable to Loews decreased year-over-year. Unfavorable net prior year loss reserve development related to legacy mass tort abuse reserves and higher investment losses were partially offset by higher net investment income and improved Property and Casualty underwriting results.
•Boardwalk Pipelines’ net income improved year-over-year due to higher re-contracting rates and recently completed growth projects.
•Loews Hotels’ second quarter 2025 net income decreased year-over-year primarily due to lower equity income from joint ventures, mainly driven by an increase in expenses related to three new hotels at the Universal Orlando Resort which opened in 2025, and higher interest expense.
•Corporate segment improved year-over-year due to higher investment income from the parent company trading portfolio.
•Book value per share increased to $84.42 as of June 30, 2025, from $79.49 as of December 31, 2024.
•Book value per share, excluding AOCI, increased to $91.66 as of June 30, 2025, from $88.18 as of December 31, 2024 primarily due to positive operating results in 2025.
•On June 30, 2025, the parent company had $3.4 billion of cash and investments and $1.8 billion of debt.
•Loews Corporation repurchased 2.9 million shares of its common stock during the second quarter of 2025 for a total cost of $251 million.

Consolidated highlights:

	June 30,
	Three Months		Six Months
(In millions)	2025	2024	2025	2024
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$274	$291	$526	$601
Boardwalk Pipelines	88	70	240	191
Loews Hotels & Co	28	35	28	51
Corporate	1	(27)	(33)	(17)
Net income attributable to Loews Corporation	$391	$369	$761	$826
Net income per share attributable to Loews Corporation	$1.87	$1.67	$3.61	$3.72

	June 30, 2025	December 31, 2024

Book value per share	$84.42	$79.49
Book value per share excluding AOCI	$91.66	$88.18
Shares of common stock outstanding (in millions)	207.5	214.7

Three months ended June 30, 2025 compared to 2024

CNA:
•Net income attributable to Loews Corporation was $274 million compared to $291 million.
•Core income increased 3% to $335 million compared to $326 million.
•Net investment income increased due to higher income from fixed income securities, as a result of a larger invested asset base and favorable reinvestment rates, and favorable returns from limited partnership and common stock investments.
•Net written premiums grew by 6% driven by favorable renewal premium change and new business. Net earned premiums grew by 8%.
•Property and Casualty underwriting income increased due to higher underlying underwriting income and lower catastrophe losses.
•Property and Casualty catastrophe losses were $62 million compared to $82 million.
•Property and Casualty combined ratio decreased to 94.1% compared to 94.8% largely due to lower catastrophe losses. The Property and Casualty underlying combined ratio was essentially unchanged at 91.7% compared to 91.6%.
•Higher unfavorable development was associated with legacy mass tort abuse reserves following the second quarter annual review.
•Higher investment losses were driven by disposals of fixed income securities and impairment losses partially offset by a favorable change in the fair value of non-redeemable preferred stock.

Boardwalk:
•Net income increased to $88 million compared to $70 million.
•EBITDA increased 14% to $274 million compared to $240 million.
•Net income and EBITDA improved due to increased transportation revenues from higher re-contracting rates and recently completed growth projects, and increased storage and parking and lending revenues.

Loews Hotels:
•Net income of $28 million compared to $35 million.
•Adjusted EBITDA increased 11% to $109 million compared to $98 million driven by the opening of three new hotels at the Universal Orlando Resort and growth in overall average daily rate and an increase in the number of occupied room nights, particularly at the Loews Arlington Hotel, partially offset by the reduction in occupied room nights at the Loews Miami Beach Hotel due to ongoing renovations.
•Net income decreased primarily due to lower equity income from joint ventures, mainly driven by an increase in expenses, including depreciation and interest expense, related to three new hotels at the Universal Orlando Resort, and higher interest expense primarily due to lower capitalized interest and debt refinancing.

Corporate:
•Net income of $1 million compared to a net loss of $27 million.
•Results improved primarily due to higher investment income from the parent company trading portfolio.

Six months ended June 30, 2025 compared to 2024

Loews Corporation reported net income of $761 million, or $3.61 per share, compared to $826 million, or $3.72 per share, in 2024. The following are key highlights:

•CNA’s net income attributable to Loews Corporation decreased due to unfavorable net prior year loss reserve development, including development related to legacy mass tort abuse reserves, and higher investment losses partially offset by higher net investment income and improved Property and Casualty underlying underwriting results.
•Property and Casualty’s underwriting results were lower mainly driven by unfavorable net prior year loss reserve development compared to favorable net prior year loss reserve development in 2024.
•Property and Casualty’s combined ratio was 96.3% compared to 94.7%. Property and Casualty’s underlying combined ratio was 92.0% compared to 91.4%.
•CNA’s net investment income increased due to higher income from fixed income securities, as a result of a larger invested asset base and favorable reinvestment rates, and favorable returns from limited partnership and common stock investments.
•Loews Hotels’ earnings were negatively impacted by an impairment charge recorded at a joint venture hotel that reduced equity income in the first quarter of 2025.
•Corporate segment results declined year-over-year driven by lower investment income from the parent company trading portfolio.
•Boardwalk and Loews Hotels other segment drivers of results for the six months ended June 30, 2025 as compared to the comparable prior year period are consistent with the three-month period drivers discussed above.

Share Purchases:
•On June 30, 2025, there were 207.5 million shares of Loews common stock outstanding.
•During the three months ended June 30, 2025, Loews Corporation repurchased 2.9 million shares of its common stock for a total cost of $251 million.
•An additional 0.1 million shares were repurchased for $9 million between July 1, 2025 and August 1, 2025.
•Depending on market conditions, Loews may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market (including, with respect to Loews common stock, in open market transactions that may or may not satisfy all of the conditions of the Rule 10b-18 voluntary safe harbor), in privately negotiated transactions or otherwise.

Reconciliation of GAAP Measures to Non-GAAP Measures

This news release contains financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management believes some investors may find these measures useful to evaluate our and our subsidiaries’ financial performance. CNA utilizes core income, underlying loss ratio and underlying combined ratio. Boardwalk utilizes earnings before interest, income tax expense, depreciation and amortization (“EBITDA”), and Loews Hotels utilizes Adjusted EBITDA. These non-GAAP measures are defined and reconciled to the most comparable GAAP measures on pages 6 through 8 of this release.

Earnings Remarks

For Loews Corporation

–Today, August 4, 2025, earnings remarks will be available on the Investors section of our website at www.loews.com.
–Remarks will include commentary from Loews’s president and chief executive officer and chief financial officer.

For CNA

–Today, August 4, 2025, earnings remarks will be available on the Investor Relations section of CNA’s website at www.cna.com.
–Remarks will include commentary from CNA’s president and chief executive officer and chief financial officer.

About Loews Corporation

Loews Corporation is a diversified company with businesses in the insurance, energy, hospitality and packaging industries. For more information, please visit www.loews.com.

Forward-Looking Statements

Statements contained in this news release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters, as well as the Company’s overall business and financial performance, can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this news release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Investor relations and media relations contact:

Chris Nugent
1-212-521-2403

Loews Corporation and Subsidiaries
Selected Financial Information

	June 30,
	Three Months		Six Months
(In millions)	2025	2024	2025	2024
Revenues:
CNA Financial (a)	$3,717	$3,519	$7,344	$6,963
Boardwalk Pipelines	537	488	1,159	1,005
Loews Hotels & Co	254	251	499	467
Corporate investment income, net	47	9	47	63
Total	$4,555	$4,267	$9,049	$8,498
Income (Loss) Before Income Tax:
CNA Financial (a)	$380	$402	$729	$829
Boardwalk Pipelines	117	94	319	256
Loews Hotels & Co (b)	39	44	43	72
Corporate:
Investment income, net	49	9	49	63
Other (c)	(46)	(42)	(87)	(84)
Total	$539	$507	$1,053	$1,136
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a)	$274	$291	$526	$601
Boardwalk Pipelines	88	70	240	191
Loews Hotels & Co (b)	28	35	28	51
Corporate:
Investment income, net	40	7	40	50
Other (c)	(39)	(34)	(73)	(67)
Net income attributable to Loews Corporation	$391	$369	$761	$826

(a)The three months ended June 30, 2025 and 2024 include net investment losses of $46 million and $10 million ($34 million and $7 million after tax and noncontrolling interests). The six months ended June 30, 2025 and 2024 include net investment losses of $55 million and $32 million ($40 million and $23 million after tax and noncontrolling interests).
(b)The six months ended June 30, 2025 include Loews Hotels & Co’s portion of a joint venture property’s impairment charge which reduced equity income from joint ventures by $9 million ($6 million after tax).
(c)Consists of parent company interest expense, corporate expenses and the equity income (loss) of Altium Packaging.

Loews Corporation and Subsidiaries
Consolidated Financial Review

	June 30,
	Three Months		Six Months
(In millions, except per share data)	2025	2024	2025	2024
Revenues:
Insurance premiums	$2,694	$2,498	$5,320	$4,939
Net investment income	714	639	1,322	1,308
Investment losses	(46)	(10)	(55)	(32)
Operating revenues and other	1,193	1,140	2,462	2,283
Total	4,555	4,267	9,049	8,498

Expenses:
Insurance claims and policyholders’ benefits	2,085	1,882	4,112	3,689
Operating expenses and other	1,931	1,878	3,884	3,673
Total	4,016	3,760	7,996	7,362

Income before income tax	539	507	1,053	1,136
Income tax expense	(123)	(112)	(245)	(256)
Net income	416	395	808	880
Amounts attributable to noncontrolling interests	(25)	(26)	(47)	(54)
Net income attributable to Loews Corporation	$391	$369	$761	$826

Net income per share attributable to Loews Corporation	$1.87	$1.67	$3.61	$3.72

Weighted average number of shares	209.36	221.60	210.97	222.18

Definitions of Non-GAAP Measures and Reconciliation of GAAP Measures to Non-GAAP Measures:

CNA Financial Corporation

Core income is calculated by excluding from CNA’s net income attributable to Loews Corporation the after-tax effects of investment gains or losses and gains or losses resulting from pension settlement transactions. In addition, core income excludes the effects of noncontrolling interests. The calculation of core income excludes investment gains or losses because they are generally driven by economic factors that are not necessarily reflective of CNA’s primary insurance operations. The calculation of core income excludes gains or losses resulting from pension settlement transactions as they result from decisions regarding CNA’s defined benefit pension plans which are unrelated to its primary insurance operations.

The following table presents a reconciliation of CNA net income attributable to Loews Corporation to core income:

	June 30,
	Three Months		Six Months
(In millions)	2025	2024	2025	2024
CNA net income attributable to Loews Corporation	$274	$291	$526	$601
Investment losses	36	9	43	26
Noncontrolling interests	25	26	47	54
Core income	$335	$326	$616	$681

In evaluating the results of Property & Casualty operations, CNA utilizes the loss ratio, the underlying loss ratio, the expense ratio, the dividend ratio, the combined ratio and the underlying combined ratio. These ratios are calculated using GAAP financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The underlying loss ratio excludes the impact of catastrophe losses and development-related items from the loss ratio. Development-related items represent net prior year loss reserve and premium development, and includes the effects of interest accretion and change in allowance for uncollectible reinsurance. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders’ dividends incurred to net earned premiums. The combined ratio is the sum of the loss ratio, the expense ratio and the dividend ratio. The underlying combined ratio is the sum of the underlying loss ratio, the expense ratio and the dividend ratio. The underlying loss ratio and the underlying combined ratio are deemed to be non-GAAP financial measures, and management believes some investors may find these ratios useful to evaluate CNA’s underwriting performance since they remove the impact of catastrophe losses which are unpredictable as to timing and amount, and development-related items as they are not indicative of current year underwriting performance.

The following table presents a reconciliation of CNA’s loss ratio to underlying loss ratio and CNA’s combined ratio to underlying combined ratio:

	June 30,
	Three Months		Six Months
	2025	2024	2025	2024

Loss ratio	63.9%	63.8%	65.8%	63.9%
Expense ratio	29.8	30.7	30.1	30.4
Dividend ratio	0.4	0.3	0.4	0.4
Combined ratio	94.1%	94.8%	96.3%	94.7%
Less: Effect of catastrophe impacts	2.4	3.5	3.1	3.6
Less: Effect of development-related items	—	(0.3)	1.2	(0.3)
Underlying combined ratio	91.7%	91.6%	92.0%	91.4%
Underlying loss ratio	61.5%	60.6%	61.5%	60.6%

Boardwalk Pipelines

EBITDA is defined as earnings before interest, income tax expense, depreciation and amortization. The following table presents a reconciliation of Boardwalk’s net income attributable to Loews Corporation to its EBITDA:

	June 30,
	Three Months		Six Months
(In millions)	2025	2024	2025	2024
Boardwalk net income attributable to Loews Corporation	$88	$70	$240	$191
Interest, net	37	38	75	77
Income tax expense	29	24	79	65
Depreciation and amortization	120	108	226	214
EBITDA	$274	$240	$620	$547

Loews Hotels & Co

Adjusted EBITDA is calculated by excluding from Loews Hotels & Co’s EBITDA, the noncontrolling interest share of EBITDA adjustments, gains or losses on asset acquisitions and dispositions, asset impairments, and equity method income, and including Loews Hotels & Co’s pro rata Adjusted EBITDA of equity method investments. Pro rata Adjusted EBITDA of equity method investments is calculated by applying Loews Hotels & Co’s ownership percentage to the underlying equity method investment’s components of Adjusted EBITDA and excluding distributions in excess of basis.

The following table presents a reconciliation of Loews Hotels & Co net income attributable to Loews Corporation to its Adjusted EBITDA:

	June 30,
	Three Months		Six Months
(In millions)	2025	2024	2025	2024
Loews Hotels & Co net income attributable to Loews Corporation	$28	$35	$28	$51
Interest, net	16	12	29	17
Income tax expense	11	9	15	21
Depreciation and amortization	24	24	48	45
EBITDA	79	80	120	134
Noncontrolling interest share of EBITDA adjustments	(1)	(2)	(2)	(4)
Equity investment adjustments:
Loews Hotels & Co’s equity method income	(29)	(32)	(35)	(59)
Pro rata Adjusted EBITDA of equity method investments	60	50	106	106
Consolidation adjustments		2	1	1
Adjusted EBITDA	$109	$98	$190	$178

The following table presents a reconciliation of Loews Hotels & Co’s equity method income to the Pro rata Adjusted EBITDA of its equity method investments:

	June 30,
	Three Months		Six Months
(In millions)	2025	2024	2025	2024
Loews Hotels & Co’s equity method income	$29	$32	$35	$59
Pro rata share of equity method investments:
Interest, net	16	10	26	20
Income tax expense
Depreciation and amortization	15	12	28	24
Asset impairments			9
Distributions in excess of basis	(1)	(4)	8	3
Consolidation adjustments	1
Pro rata Adjusted EBITDA of equity method investments	$60	$50	$106	$106